                                                                   EXHIBIT 10.12

================================================================================


                    INVESTOR SECURITIES PURCHASE AGREEMENT

                                 by and among

                               ACN HOLDINGS, LLC

                                      and

                   THE INVESTORS NAMED ON SCHEDULE I HERETO



                        ------------------------------

                                October 6, 1998

                        ------------------------------


================================================================================

                               TABLE OF CONTENTS
                                                                            Page

1.      Purchase and Sale of Class A Units................................... 1

2.      Representations and Warranties of the Company........................ 1
        2.1   Organization, Good Standing and Qualification.................. 1
        2.2   Capitalization................................................. 2
        2.3   Authorization.................................................. 2
        2.4   No Violation; Consents......................................... 3
        2.5   Permits and Licenses........................................... 3
        2.6   Litigation..................................................... 3
        2.7   Proprietary Information and Confidentiality Agreements......... 4
        2.8   Intellectual Property.......................................... 4
        2.9   Contracts, Leases, Etc......................................... 5
        2.10  Compliance with Laws........................................... 5
        2.11  Agreements; Restrictions....................................... 5
        2.12  Brokers or Finders............................................. 6
        2.13  Disclosure..................................................... 6
        2.14  Title to Personal Property..................................... 6
        2.15  Title to Real Property......................................... 6
        2.16  Employee Benefit Plans......................................... 6
        2.17  Tax Matters.................................................... 7
        2.18  Environmental and Safety Laws.................................. 7
        2.19  No Other Agreements to Sell Units.............................. 7
        2.20  Representations and Warranties from Asset Purchase Agreement... 8
        2.21  Conduct of Business; Liabilities............................... 8

3.      Representations and Warranties of the Investors...................... 8
        3.1   Authorization.................................................. 8
        3.2   Purchase for Own Account....................................... 8
        3.3   Investment Experience; Economic Risk........................... 8

4.      Covenants of the Company............................................. 9

5.      Conditions of the Investors' Obligations at the Closing..............11
        5.1   Representations and Warranties.................................11
        5.2   Performance....................................................11
        5.3   Compliance Certificate.........................................11
        5.4   Qualifications.................................................11
        5.5   No Litigation Threatened.......................................11
        5.6   Proceedings and Documents......................................11
        5.7   Ancillary Agreements...........................................12

6.      Conditions of the Company's Obligations at the Closing...............12
        6.1   Representations and Warranties.................................12
        6.2   Performances...................................................12

7.      Items to be Delivered by the Company to the Investors................12

8.      Indemnification......................................................12
        8.1   Indemnification................................................12
        8.2   Indemnification Procedures.....................................13

9.      Miscellaneous........................................................14
        9.1   Survival.......................................................14
        9.2   Transfer; Successors and Assigns...............................14
        9.3   Governing Law..................................................14
        9.4   Definitions....................................................14
        9.5   Notices........................................................18
        9.6   Expenses.......................................................18
        9.7   Attorneys' Fees................................................18
        9.8   Amendments and Waivers.........................................18
        9.9   Severability...................................................19
        9.10  Waiver of Jury Trial...........................................19
        9.11  No Strict Construction.........................................19
        9.12  Headings and Sections..........................................19
        9.13  Number and Gender..............................................19
        9.14  Binding Effect.................................................19
        9.15  Counterparts...................................................19
        9.16  Remedies.......................................................19
        9.17  Business Days..................................................20
        9.18  Entire Agreement...............................................20

                    INVESTOR SECURITIES PURCHASE AGREEMENT


          THIS INVESTOR SECURITIES PURCHASE AGREEMENT (this "Agreement") is made
                                                             ---------
as of October 6, 1998 by and among ACN Holdings, LLC, a Delaware limited liability company (the "Company"), Joseph Koff ("Koff"), David Unger ("Unger"
                        -------                  ----                  -----
and, together with Koff, the "Executive Investors"), and ABRY Broadcast Partners
                              -------------------
III, L.P. ("ABRY" and, together with the Executive Investors, the "Investors").
            ----                                                   ---------
The Company and the Investors are referred collectively herein as the "Parties."
                                                                       -------
Capitalized items used but not otherwise defined herein are defined in Section 9.4.

          The Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company (and thereby become members of the Company), certain Class A Units of the Company in accordance with the terms and conditions set forth in this Agreement.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1.   Purchase and Sale of Class A Units.  Subject to the applicable
          ----------------------------------
conditions set forth in Section 5 and the other terms and conditions of this Agreement, at a closing being held concurrently with the execution of this Agreement, each Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue to such Investor, the quantity of Class A Units set forth opposite such Investor's name on the attached Schedule I, in each case at
                                                    ----------
a purchase price of $1,000 per Unit (the "Purchase Price"), in cash.  The
                                          --------------
issuance, sale and purchase of Class A Units pursuant to this Section 1 is referred to as the "Closing" and the date thereof is the "Closing Date".
                    -------                               ------------

     2.   Representations and Warranties of the Company.  As a material
          ---------------------------------------------
inducement to the Investors to enter into this Agreement and purchase the Purchased Units, the Company hereby represents and warrants to the Investors after giving effect to the transactions to be consummated in connection with the Closing, as follows:

          2.1  Organization, Good Standing and Qualification.  Each of the
               ---------------------------------------------
Company and the Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each Subsidiary has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its respective assets and properties and to conduct the Business in the manner and in the locations where the Business is to be owned and conducted by it and is duly qualified to conduct business as a foreign Person in each jurisdiction in which such qualification is necessary under applicable Legal Requirements and where the failure to be so qualified could, individually or in the aggregate, have a material adverse effect on the Business, or the properties, assets, condition (financial or other), prospects, results of operations or general affairs of the Company and the Subsidiaries.

          2.2  Capitalization.
               --------------

               (a) The outstanding Equity Securities of the Company consist of 26,000 Class A Units (plus the aggregate number of Class A Units, if any issued at all Subsequent Closings), 804 Class B-1 Units, 806 Class B-2 Units, and 804 Class B-3 Units. The rights, privileges and preferences of the Units are as stated in the LLC Agreement.

               (b) An accurate list of the outstanding Equity Securities of each of the Company and the Subsidiaries and the holders thereof is set forth on the attached Schedule 2.2. All of the outstanding Equity Securities of each of
             ------------
the Company and the Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws.

               (c) Other than this Agreement and the Ancillary Agreements, neither the Company nor any Subsidiary has any agreement with any holder(s) of any Equity Securities of the Company relating to Equity Securities of the Company. Except as otherwise provided in the Ancillary Agreements, there are no holders of Equity Securities of the Company or any of its Subsidiaries with any preemptive rights, registration rights, voting rights or any other rights with respect to any such securities.

               (d) The Company has no subsidiary and owns no Equity Security of any other Person other than as set forth on the attached Schedule 2.2.
                                                         ------------

          2.3  Authorization.  (i)  All action on the part of each of the
               -------------
Company and the Subsidiaries and its respective officers, stockholders, directors, managers, partners and/or members necessary for the authorization, execution and delivery of each of this Agreement and the Ancillary Agreements to which it is a party, (ii) the performance of all obligations of each of the Company and the Subsidiaries hereunder and under each of the Ancillary Agreements to which it is party; (iii) the authorization, sale, issuance and delivery of the Purchased Units; and (iv) the vesting in the Investor(s) on the Closing Date of good and marketable title in the Purchased Units, free and clear of any Encumbrances; have been duly taken. Each of this Agreement and the Ancillary Agreements to which the Company is a party has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Each of the Ancillary Agreements to which any Subsidiary is a party has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Purchased Units, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable and will have been issued in compliance with all applicable securities laws. The Purchased Units will be free of any (i) Encumbrances other than those created by or imposed upon the holders thereof through no action of the Company or any Subsidiary and (ii) restrictions on transfer, other than the restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.

          2.4  No Violation; Consents.  The execution, delivery and performance
               ----------------------
of each of this Agreement, the Ancillary Agreements or any document related hereto or thereto by the Company or any Subsidiary, the offering, sale and issuance of the Purchased Units, and the consummation by the Company or any Subsidiary of all of the transactions contemplated hereby and thereby do not and will not (with or without the giving of notice or the lapse of time or both):
(i) violate or require any consent, notice, filing, registration or approval under any applicable provision of any Legal Requirement other than such as could not, individually or in the aggregate, have a material adverse effect on the Business, or the properties, assets, condition (financial or other), prospects, results of operations or general affairs of the Company or any Subsidiary; (ii) require any consent or approval under, conflict with, result in termination of, accelerate the performance required by, result in a breach of, create any Encumbrance upon, constitute a default under, require any filing with or notice to any other Person pursuant to, or otherwise violate the terms of, any agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets may be bound or affected, except as set forth on Schedule
                                                                      --------
2.3(e) to Asset Purchase Agreement dated as of October 6, 1998 (the "Asset
------                                                               -----
Purchase Agreement") by and among ACN Operating, LLC and DMA Holdings Statutory
------------------
Trust; (iii) require any consent or approval by, notice to or registration with, any governmental authority or any other Person; or (iv) violate any provision of the Certificate of Formation or the LLC Agreement or the organizational documents of the any Subsidiary.

          2.5  Permits and Licenses.  The Company  and each Subsidiary (i)
               --------------------
possesses all approvals, authorizations, certificates, permits, licenses and the like (collectively, the "Licenses") issued by appropriate governmental or
                         --------
regulatory agencies or bodies as are necessary to own, lease and operate its assets and properties and to conduct the Business, and all such Licenses are in full force and effect, (ii) is in compliance with its obligations under such Licenses, and (iii) has not received notice of any proceedings, investigations or inquiries, or, to the knowledge of each of the Company and the Subsidiaries, are any proceedings, investigations or inquiries threatened, relating to the revocation, modification, termination or suspension of any such License, except where any such failure to possess such Licenses or the failure of such Licenses to be in full force and effect or such noncompliance, revocation, modification, termination or suspension could not, individually or in the aggregate, have a material adverse effect on the Business, or the properties, assets, condition (financial or other), prospects, results of operations or general affairs of the Company or any Subsidiary.

          2.6  Litigation.  Neither the Company nor any Subsidiary is subject to
               ----------
any order, writ, injunction, judgment or decree of any court or governmental or regulatory authority or body of any jurisdiction which relates to the Business or the assets or properties of the Company or any Subsidiary. There is no pending or, to the knowledge of each of the Company and the Subsidiaries, threatened, action, dispute, claim, litigation, arbitration, investigation or other judicial or administrative proceeding before any governmental or other administrative agency which could, individually or in the aggregate, materially adversely affect the Business, or the properties, assets, condition (financial or other), prospects, results of operations or general affairs of the Company or any Subsidiary, including, without limitation, (i) the properties of others used or leased by the Company or any Subsidiary, (ii) any employee plan or any fiduciary or administrator thereof, (iii) the transactions contemplated by this Agreement or any Ancillary Agreement, or (iv) any employee or consultant of the Company or any Subsidiary ("Company Personnel"), in reference to actions taken by them in
                 -----------------
such capacities, and to the knowledge of each of the Company and the Subsidiaries there is no valid basis therefor. There is no legal or equitable claim, action, suit, arbitration or other legal, administrative or governmental proceeding against any other Person or the property or rights of any other Person by the Company or any Subsidiary currently pending, and neither the Company nor any Subsidiary has any present intention to bring any such legal claim, action, suit, arbitration or other legal, administrative or governmental proceeding.

          2.7  Proprietary Information and Confidentiality Agreements.  Neither
               ------------------------------------------------------
the Company nor any Subsidiary is, and to the knowledge of each of the Company and its Subsidiaries no third party is, in violation of the proprietary rights (including rights to proprietary or confidential information or trade secrets) of any other Person. No third party has claimed or, to the knowledge of the Company or any Subsidiary, has reason to claim that the Company or any Subsidiary or any Person employed by, consultant to, agent of, or affiliated with, the Company or any Subsidiary has (i) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment, consulting or agency relationship between such third party and any of its present or former employees, consultants or agents. No third party has requested information from the Company or any Subsidiary which suggests that such a claim might be contemplated. To the knowledge of each of the Company and the Subsidiaries, no Person employed by, consultant to, agent of, or affiliated with, the Company or any Subsidiary has used or proposes any unauthorized use of any trade secret or any information or documentation proprietary to any former employer, and no Person employed by, consultant to or agent of, or affiliated with, the Company or any Subsidiary has violated any confidential relationship which such Person may have had with any third party, and neither the Company nor any Subsidiary has reason to believe that there will be any such use or violation. None of the execution and delivery of this Agreement and the Ancillary Agreements, the carrying on of the Business by any officer, manager, director or key employee of the Company or any Subsidiary, or the conduct or proposed conduct of the Business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.

          2.8  Intellectual Property.  The Company and the Subsidiaries owns or
               ---------------------
is the licensee of sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, the "Intellectual Property")
                                                     ---------------------
necessary for the conduct of the Business without any conflict with, or infringement with the rights of, others. Neither the Company nor any Subsidiary has received any communication alleging that the Company or any Subsidiary has violated or, by conducting the Business, would violate any of the Intellectual Property of any other Person, and there is no basis for any such claim. Neither the Company nor any Subsidiary has knowledge that any of its respective employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employees' best efforts to promote the interest of the Company and the Subsidiaries or that would conflict with the Business.

          2.9   Contracts, Leases, Etc.  All material contracts, agreements,
                -----------------------
leases, licenses and other commitments to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary or any of their respective properties or assets may be bound, are valid and in full force and effect. No material breach or default, or event which, with notice or lapse of time or both, would constitute a material breach or default, by the Company or any Subsidiary (or, to the knowledge of the Company or any Subsidiary by any other party thereto) exists with respect to any material contract, agreement, lease, license or other commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets may be bound. Neither the Company nor any Subsidiary has received any notice of cancellation or non-renewal of any material lease, contract or agreement. The Company is in compliance with its Certificate of Formation, this Agreement and the Ancillary Agreements to which it is a party. Each Subsidiary is in compliance with its organizational documents and the Ancillary Agreements to which it is a party.

          2.10  Compliance with Laws.  The Company and the Subsidiaries are in
                --------------------
material compliance in all respects with all material applicable foreign or domestic federal, state and local laws, statutes, codes, ordinances, rules, directives, binding policies, governmental permits and authorizations, regulations, orders, judgments, writs and decrees applicable to the Business or the properties or assets of the Company or any Subsidiary including, without limitation, matters relating to the environment, zoning, antitrust and anti-competitive practices, discrimination and employment and health and safety (collectively, "Legal Requirements"). Neither of the Company nor any Subsidiary
                ------------------
has received any notice of any material, unremedied violation of any applicable Legal Requirement, nor does the Company or any Subsidiary have any reason to anticipate that any existing circumstances are likely to result in any violation of any such Legal Requirements. There is no existing Legal Requirement, and neither the Company nor any Subsidiary is aware of any proposed Legal Requirement, which individually or in the aggregate with one or more existing or proposed Legal Requirement(s), could prohibit or restrict the Company or any Subsidiary from conducting the Business, or otherwise materially adversely affect the Business, or the properties, assets, condition (financial or other), prospects, results of operations or general affairs of the Company or any Subsidiary.

          2.11  Agreements; Restrictions.  Except for this Agreement and the
                ------------------------
Ancillary Agreements, (a) there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of their respective officers, managers, directors, employees, affiliates, or any affiliate or relative thereof, and (b) neither the Company nor any Subsidiary is a party to or is bound by any contract, agreement or instrument, and is not subject to any restriction under its organizational documents, that materially and adversely affects or could reasonably be anticipated to materially and adversely affect the Business, or the properties, assets, condition

(financial or other), prospects, results of operations or general affairs of the Company or any Subsidiary.

          2.12  Brokers or Finders.  Neither the Company nor any Subsidiary has
                ------------------
incurred or will incur, directly or indirectly, as a result of any action taken by the Company or any Subsidiary, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

          2.13  Disclosure.  No representation or warranty made by the Company
                ----------
in this Agreement, and no statement made by the Company in any schedule, exhibit or certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact or facts which the Company or any Subsidiary has not disclosed to the Investors and of which the Company or any Subsidiary is aware which, individually or in the aggregate, materially and adversely affects or could reasonably be anticipated to materially and adversely affect the Business, or the properties, assets, condition (financial or other), prospects, results of operations or general affairs of the Company or any Subsidiary.

          2.14  Title to Personal Property.  The Company and the Subsidiaries,
                --------------------------
taken as a whole, have good and valid title to all assets (other than real property or interests in real property) used by it in the operation and conduct of the Business, in each case free and clear of all mortgages, easements, imperfections of title or Encumbrances of any nature whatsoever except Permitted Liens. As used in this Agreement, "Permitted Liens" will mean any Encumbrances
                                   ---------------
disclosed or described on Schedule 5.4(f) to the Asset Purchase Agreement or permitted under the Company's senior credit facility.

          2.15  Title to Real Property.  The Company and each Subsidiary has (i)
                ----------------------
fee title to all real property purported to be owned by it, capable of being insured by a title insurance company licensed to do business in the jurisdiction in which such owned property is located, and (ii) valid title to the leasehold estates in all real property purported to be leased by it, in each case, free and clear of Encumbrances other than Permitted Liens. Each related lease or agreement is a valid and subsisting agreement without any default of the Company or any Subsidiary, as applicable, thereunder, and to the knowledge of the Company and each Subsidiary, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a material default or event of default by the Company or any Subsidiary, as applicable, under any such lease or agreement or, to the knowledge of each of the Company and its Subsidiaries, by any other party thereto.

          2.16  Employee Benefit Plans.  Neither the Company nor any Subsidiary
                ----------------------
currently sponsors, maintains, contributes to or has any liability with respect to, or has at any time sponsored, maintained or contributed to, any employee benefit plan which is or was subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in
                                                     -----
which any of their employees are or were participants (whether or not on an active or frozen basis).

          2.17  Tax Matters.  Except with respect to matters that the Company is
                -----------
contesting in good faith and which have been disclosed to the Investors: (a) the Company and each Subsidiary has duly filed all required Tax Returns; (b) all Tax Returns filed by the Company or any Subsidiary are accurate and complete in all material respects and were prepared in conformity with all applicable Legal Requirements; (c) the Company and each Subsidiary has paid in full all Taxes required to be paid by it with respect to any taxable year or portion thereof ending on or before each Closing Date, and has adequate reserves for all Taxes due and not yet payable; (d) the Company and each Subsidiary has complied (and will comply) in all respects with applicable provisions of Legal Requirements relating to the payment and withholding of Taxes; (e) neither the Company nor any Subsidiaries is a party to any pending action or proceeding by any governmental entity or Taxing authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against the Company or any Subsidiary; (f) to the knowledge of the Company and each Subsidiary, there is no valid basis for any assessment, deficiency notice, thirty (30) day letter or similar intention to assess any Tax to be issued to the Company or any Subsidiary by any governmental authority having jurisdiction with respect to any taxable period ending on or before any Closing Date; and (g) there is not pending or in effect (i) any extension or request for extension with respect to the filing of any Tax Return of the Company or any Subsidiary, or (ii) any extension or waiver of any statute of limitations on the assessment or collection of any Tax.

          2.18  Environmental and Safety Laws.  Neither the Company nor any
                -----------------------------
Subsidiary has undertaken, or contracted with any Person to undertake on its behalf, the generation, transportation, treatment, recycling, storage or disposal of any Hazardous Substance in connection with the operations of its Business or otherwise, except for such Hazardous Substances of the character and quantity as are ordinarily present in typical office trash or household waste. The Company and the Subsidiaries, their respective operations, and any real property that the Company or any Subsidiary owns, leases, occupies or otherwise uses (the "Premises") are in compliance with all applicable Environmental Laws
           --------
including, without limitation, Environmental Laws relating to any cleanup or remediation of any Release or threat of Release of Hazardous Substances, except to the extent that the failure of such compliance could not reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any Person (including any governmental authority) alleging that the Company or any Subsidiary has any liability or potential liability of any kind under any Environmental Law, nor is the Company or any Subsidiary aware of any basis therefor. The Company and each Subsidiary has obtained and is maintaining in full force and effect all permits, licenses and approvals required under any Environmental Laws for their operations at the Premises and the Business, and is in compliance with all such permits, licenses, and approvals, other than such permits, licenses and approvals the absence of which could not reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole. The Company nor any Subsidiary has caused or contributed to any Release or threatened Release of any Hazardous Substance at any location. To the best knowledge of the Company and the Subsidiaries, there has been no Release or threatened Release of any Hazardous Substance at, to, or from the Premises or any property located within a one-half mile radius of any of the Premises.

          2.19  No Other Agreements to Sell Units.  Other than pursuant to this
                ---------------------------------
Agreement or any Ancillary Agreement, neither the Company nor any Subsidiary has any legal obligation, absolute or contingent, to any other third party to sell any of its Equity Securities or to enter into any agreement with respect thereto.

          2.20  Representations and Warranties from Asset Purchase Agreement.
                ------------------------------------------------------------
Each of the representations and warranties made in the Asset Purchase Agreement is true, complete and correct in all material respects as of the Closing Date.

          2.21  Conduct of Business; Liabilities.  Prior to the date of this
                --------------------------------
Agreement, neither the Company nor any Subsidiary has conducted any business, incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether or not known to the Company and whether due or to become due and regardless of when asserted) or entered into any contracts or agreements, other than in connection with the entry by the Company or its Subsidiaries into the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements.

     3.   Representations and Warranties of the Investors.  The Investors hereby
          -----------------------------------------------
severally, and not jointly, represent and warrant to the Company as to itself or himself that, as of the Closing Date:

          3.1  Authorization.  This Agreement and the Ancillary Agreements to
               -------------
which such Investor is a party constitutes a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as may limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies. Such Investor has full power, capacity and/or authority to enter into this Agreement and the Ancillary Agreements to which it or he is a party.

          3.2  Purchase for Own Account.  Such Investor is acquiring the
               ------------------------
Purchased Units to be acquired by it or him hereunder for its or his own account, for the purposes of investment only, and not with a present view to the resale or distribution thereof within the meaning of the Securities Act.

          3.3  Investment Experience; Economic Risk.  Such Investor has such
               ------------------------------------
knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of an investment in the Purchased Units to be acquired by it or him. Such Investor understands that it or he must bear the economic risk of an investment in the Purchased Units to be acquired by it or him for an indefinite length of time because the Purchased Units have not been registered under the Securities Act or any applicable state securities laws and, therefore, the Purchased Units cannot be transferred, sold, pledged or otherwise disposed of, and such Person will not transfer, sell, pledge or otherwise dispose of the Purchased Units, except pursuant to (i) an effective registration statement under the Securities Act and qualification under applicable state securities laws, or (ii) an exemption from such registration. Such Investor understands that the purchase of Purchased Units involves a high degree of risk, and that such a purchase is suitable only for a Person who can afford the loss of its entire investment. Such Investor has been given the opportunity to ask questions of and receive answers from the Company regarding the Purchased Units and the Company.

     4.   Covenants of the Company.  The Company hereby covenants with the
          ------------------------
Investors as follows:

          (a)    Financial Statements and Other Information.  The Company will
                 ------------------------------------------
deliver to ABRY, so long as ABRY is a member of the Company:

          (i) as soon as practicable (but in any event within thirty (30) days) after the end of each month, as soon as practicable (but in any event within thirty (30) days) after the end of each fiscal quarter, and as soon as practicable (but in any event within sixty (60) days) after the end of each fiscal year, unaudited summary financial statements, including balance sheets of the Company and the related statements of income, members' equity and cash flows and including comparisons with the applicable budget and with the corresponding period during the preceding fiscal year (all of which will be prepared on consolidated and consolidating bases for the Company and the Subsidiaries, if the Company has any Subsidiary during all or part of the period covered thereby), prepared in accordance with GAAP on a consistent basis (except that the unaudited financial statements may not contain all footnotes required by GAAP and will be subject to normal year end adjustments) and accompanied by a report showing indicators of the Company's and the Subsidiaries' operations and performance (including information reasonably requested by ABRY);

          (ii) as soon as practicable (but in any event within 105 days) after the end of each fiscal year, audited statements of income, members' equity and cash flows of the Company for such fiscal year, and balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year (all of which will be prepared on consolidated and consolidating bases for the Company and the Subsidiaries, if the Company has any Subsidiary during all or part of the period covered thereby), all of which will be prepared in accordance with GAAP on a consistent basis and accompanied by (A) an opinion of an independent accounting firm of recognized national standing and (B) a certificate from such accounting firm, addressed to the Company's Managers, stating that in the course of its examination, nothing came to its attention that caused it to believe that there was any default in any material respect by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any Subsidiary is a party or by which it or any Subsidiary may be bound or, if such accountants have reason to believe any such default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof;

          (iii) promptly upon receipt thereof, a copy of such accounting firm's annual management letter to the Managers of the Company and any additional reports, management letters or other detailed information concerning significant aspects of the operations and financial affairs of the Company or any Subsidiary given to the Company or any Subsidiary by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (iv) as soon as practicable (but in any event within thirty (30) days) prior to the end of each fiscal year, an annual budget prepared on a monthly basis for the Company and the Subsidiaries (if any) for the succeeding fiscal year (reflecting anticipated statements of income, members' equity and cash flows and balance sheets) together with a summary of the assumptions underlying such budget (including information reasonably requested by ABRY), and promptly upon preparation thereof any other significant budgets which the Company or any Subsidiary prepares and any revisions of such annual or other budgets, and within thirty (30) days after any monthly period in which there is a material adverse deviation from the annual budget, an officer's certificate explaining the deviation and what actions the Company or any Subsidiary has taken or propose to take with respect thereto;

          (v) promptly (but in any event within five (5) business days) after the discovery or receipt of a notice of any breach or default under any material agreement to which it or any Subsidiary is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof and what actions the Company or any Subsidiary has taken and propose to take with respect thereto;

          (vi) as soon as practicable (but in any event within ten (10) days) after transmission thereof, copies of registration statements and all regular, special or periodic reports which it files, or any of its officers or managers file with respect to the Company or any Subsidiary, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the Business and any information which the Company supplies or is required to supply to its lenders;

          (vii) with reasonable promptness, such other information and financial data concerning the Company or any Subsidiary as ABRY may reasonably request.

          (b)    Inspection of Property.  The Company will permit any
                 ----------------------
representatives designated by ABRY, upon reasonable notice and during normal business hours, and at the Company's expense, to (i) visit and inspect any of the properties of the Company or any Subsidiary, (ii) examine the corporate and financial records of the Company or any Subsidiary and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and the Subsidiaries with the managers, directors, officers, key employees and independent accountants of the Company.

          (c)    Compliance with Law.  The Company and each Subsidiary will duly
                 -------------------
observe and comply with all Legal Requirements applicable to the Business including, but not limited to, those Legal Requirements relating to the preservation and maintenance of the Licenses, and will maintain in full force and effect and take all actions necessary or appropriate to comply with their respective obligations under all licenses as are necessary to own, lease and operate their respective assets and properties and to conduct the Business, in each case, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     5.   Conditions of the Investors' Obligations at the Closing.  The
          -------------------------------------------------------
obligation of any Investor to purchase Class A Units at the Closing is subject to the fulfillment, on the Closing Date (except as otherwise indicated), of each of the following conditions, unless such condition is not applicable to the Closing by its terms or unless such condition is otherwise waived in writing by such Investor.

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement, and all representations and warranties of the Company or any Subsidiary set forth in any Ancillary Agreement, will be true, complete and correct as of the date of the Closing, without the necessity of any amendment or modification, with the same force and effect as though such representations and warranties had been made on and as of the date of the Closing (except as disclosed in writing to and accepted by ABRY).

          5.2  Performance.  Each of the covenants, agreements, obligations and
               -----------
conditions contained in this Agreement or in any Ancillary Agreement that is required to be performed or complied with by the Company or any Subsidiary and all other Persons (other than such Investor) on or before the Closing pursuant to the terms hereof and thereof will have been duly performed or complied with in all material respects on or before the Closing.

          5.3  Compliance Certificate.  The Chief Executive Officer of the
               ----------------------
Company will deliver to such Investor a certificate dated as of the Closing Date signed on behalf of the Company certifying that the conditions specified in Sections 5.1, 5.2, 5.4 and 5.5 have been fulfilled.

          5.4  Qualifications.  All authorizations, filings, registrations,
               --------------
approvals or permits, if any, of or with any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of Class A Units at the Closing pursuant to this Agreement will be obtained and effective as of the Closing.

          5.5  No Litigation Threatened.  No action, suit or other proceeding
               ------------------------
will be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any Legal Requirement.

          5.6  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to such Investor's counsel, and such counsel will have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          5.7  Ancillary Agreements.  The Company, each Subsidiary and each
               --------------------
Investor will have executed and delivered the respective Ancillary Agreements to which it is a party and each Ancillary Agreement will be in full force and effect.

     6.   Conditions of the Company's Obligations at the Closing.  The
          ------------------------------------------------------
obligation of the Company to sell Class A Units to an Investor at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing:

          6.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of such Investor contained in this Agreement will be true, complete and correct with respect to the Investor as of the Closing, without the necessity of any amendment or modification, with the same force and effect as though such representations and warranties had been made on and as of the date of the Closing.

          6.2  Performances.  Each of the covenants, agreements, obligations and
               ------------
conditions contained in this Agreement or in the Ancillary Agreements that are required to be performed or complied with by the Investor on or before the Closing pursuant to the terms hereof and thereof will have been duly performed or complied with on or before the Closing.

     7.   Items to be Delivered by the Company to the Investors.  On the Closing
          -----------------------------------------------------
Date, the Company will furnish to the Investor(s):

               (a) the Certificate of Formation and the Ancillary Agreements, with all amendments to date;

               (b)  the officer's certificate required by Section 5.3; and

               (c) such other documents or instruments as such Investor reasonably requests in order to consummate the transaction contemplated hereby.

     8.   Indemnification.
          ---------------

          8.1 Indemnification.
              ---------------

          (a) In consideration of the Investors' execution and delivery of this Agreement and acquiring Purchased Units hereunder and in addition to all of the Company's other obligations under this Agreement and the Ancillary Agreements, the Company will defend, protect, indemnify and hold harmless each Investor and all of its officers, directors, employees, agents and affiliates (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnified Persons") from
                                                    -------------------
and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by
                                        -----------------------
the Indemnified Persons or any of them as a result of, or arising out of, or relating to, any misrepresentation or any breach by the Company or any Subsidiary of any warranty, certification or other agreement of the Company or any Subsidiary forth in this Agreement or any Ancillary Agreements or any other instrument, document or agreement executed pursuant hereto by any of the Indemnified Persons; provided, that the Company will not be liable for
                     --------
Indemnified Liabilities unless and until the aggregate amount of all such Indemnified Liabilities exceeds five percent (5%) of the aggregate purchase price theretofore paid for Units under this Agreement (the "Threshold Amount"),
                                                            ----------------
in which event, the Company will be liable for all such Indemnified Liabilities in excess of the Threshold Amount.

          (b) Notwithstanding any examination made by or on behalf of any Party, the knowledge of any Party or the acceptance by any Party of any certificate or opinion, each representation and warranty contained herein will survive the Closing. The indemnification and contribution provided for in this
Section 8.1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons or any officer, director, employee, agent of the Indemnified Persons, except that there will be no indemnity in respect of any fact or circumstance which the Company establishes was known to the person seeking indemnity on the date of this Agreement.

          8.2  Indemnification Procedures.  Promptly after the receipt by the
               --------------------------
Indemnified Person in question of a notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such Person (the "Indemnified Party") will give written notice of such claim to
                  -----------------
the party obligated to provide indemnification hereunder (the "Indemnifying
                                                               ------------
Party"), stating the nature and basis of such claim and the amount thereof, to
-----
the extent known. Failure of the Indemnified Party to give such notice promptly will not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party will be entitled to participate in the defense of and, if it so chooses, to assume the defense of, or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, that, the Indemnified Party
                                       --------
will be entitled, to the extent it so elects and at its sole cost and expense, to assume and control the defense of any claim involving any equitable claim, including, but not limited to, injunctive relief. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, although the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense. Notwithstanding the foregoing, the Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party, if, and only to the extent that (i) the Indemnifying Party has not employed counsel or counsel reasonably acceptable to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, (ii) the employment of counsel and the amount reimbursable therefor by the Indemnified Party has been authorized in writing by the Indemnifying Party or (iii) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the reasonable determination of such Indemnified Party, constitute a conflict of interest

(in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party). The parties will use commercially reasonable efforts to mitigate Indemnified Liabilities from claims by third parties and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this Section 8. The parties will also cooperate in any such defense, give each other reasonable access to all information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided in connection therewith.

     9.   Miscellaneous.
          -------------

          9.1  Survival.  The warranties, representations and covenants of the
               --------
Company and the Investors contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing.

          9.2  Transfer; Successors and Assigns.  The provisions of this
               --------------------------------
Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the rights and obligations of this Agreement may be expressly transferred to any Person which acquires Purchased Units from any Investor (so long as such transfer is made in compliance with all applicable Ancillary Agreements) or direct or indirect transferee thereof (so long as such transfer is made in compliance with all applicable Ancillary Agreements) and which will agree to be subject to all limitations set forth herein.

          9.3  Governing Law.  All issues and questions concerning the
               -------------
application, construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          9.4  Definitions.  The following terms will have the following
               -----------
meanings for all purposes of this Agreement and such meanings are equally applicable both to the singular and plural forms of the terms defined.

          "ABRY" has the meaning set forth in the Preamble.
           ----

          "Ancillary Agreements" the Consulting Agreement, the Employment
           --------------------
Agreements, the Asset Purchase Agreements, the LLC Agreement, the Management Securities Repurchase Agreements, the Members Agreement and the Registration Rights Agreement.

          "Asset Purchase Agreement" means the Agreement to Purchase Assets by
           ------------------------
and between ACN Operating, LLC and DMA Holdings, Inc. dated October 6, 1998 and all agreements and other documents entered into or delivered in connection therewith, each as in effect from time to time.

          "Business" means the business providing business music programming and
           --------
ancillary communications products and services including broadcast data delivery, satellite delivered cable television channels, audio marketing and in-store advertising services to a diverse customer base that includes, among others, restaurants, retailers, supermarkets and business offices.

          "Certificate of Formation" means the Company's Certificate of
           ------------------------
Formation as filed with the Secretary of State of Delaware, as in effect from time to time.

          "Class A Units,"  "Class B Units," "Class B-1 Units," "Class B-2
           -------------     -------------    ---------------    ---------
Units," and "Class B-3 Units" have the respective meanings set forth in the LLC
             ---------------
Agreement.

          "Closing" has the meaning set forth in Section 1.
           -------

          "Closing Date" has the meaning set forth in Section 1.
           ------------

          "Company" has the meaning set forth in the Preamble.
           -------

          "Company Personnel" has the meaning set forth in Section 2.6.
           -----------------

          "Consulting Agreement" means the Management and Consulting Services
           --------------------
Agreement dated as of the date of this Agreement between ACN Operating, LLC and ABRY Partners, Inc., as in effect from time to time.

          "Employment Agreements" means the Koff Employment Agreement and the
           ---------------------
Unger Employment Agreement.

          "Encumbrance" means any lien, security interest, claim, pledge,
           -----------
option, judgment, charge or encumbrance of any nature whatsoever.

          "Environmental Law" means any Legal Requirement (including any foreign
           -----------------
Legal Requirement) pertaining to the protection of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S. Sections 9601, et seq., Emergency Planning and Community Right to Know Act, 42 U.S. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

          "Equity Securities" of any Person means (i) any capital stock,
           -----------------
partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Executive Investors" has the meaning set forth in the Preamble.
           -------------------

          "GAAP" means United States generally accepted accounting principles.
           ----

          "Hazardous Substance" includes oil and petroleum products, asbestos,
           -------------------
polychlorinated biphenyls and urea formaldehyde, and any other material of any nature regulated pursuant to any Environmental Laws.

          "Intellectual Property" has the meaning set forth in Section 2.8.
           ---------------------

          "Investor" has the meaning set forth in the Preamble.
           --------

          "Koff" has the meaning set forth in the Preamble.
           ----

          "Koff Employment Agreement" means the Executive Employment Agreement
           -------------------------
dated as of the date hereof between ACN Operating, LLC and Koff, as in effect from time to time.

          "Koff Repurchase Agreement" means the Management Securities Repurchase
           -------------------------
Agreement dated as of the date hereof among the Company, Koff and ABRY, as in effect from time to time.

          "Knowledge" refers to all information actually known after due inquiry
           ---------
to (a) the person in question, in the case of an individual or (b) in the case of a corporation or other Person, an officer or employee of the Person in question or any subsidiary thereof.

          "Legal Requirements" has the meaning set forth in Section 2.10.
           ------------------

          "Licenses" has the meaning set forth in Section 2.5.
           --------

          "LLC Agreement" means the Limited Liability Company Agreement of the
           -------------
Company dated as of the date hereof among the Investors, as in effect from time to time.

          "Managers" means, at any time, the managers of the Company.
           --------

          "Management Securities Repurchase Agreements" means the Koff
           -------------------------------------------
Repurchase Agreement  and the Unger Repurchase Agreement.

          "Members Agreement" means the Members Agreement dated as of the date
           -----------------
hereof among the Company and the Investors, as in effect from time to time.

          "Permitted Liens" has the meaning set forth in Section 2.14.
           ---------------

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

          "Public Sale" means any sale to the public pursuant to an offering
           -----------
registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144.

          "Purchase Price" has the meaning set forth in Section 1.
           --------------

          "Purchased Units" means the Class A Units purchased and sold at the
           ---------------
Closings pursuant to this Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of the date hereof among the Company, and the Investors, as in effect from time to time.

          "Release" means release, spill, emission, leaking, pumping, injection,
           -------
deposit, disposal, discharge, dispersal, leaching or migrating.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity. The capitalized term "Subsidiary" refers to a
                                                 ----------
subsidiary of the Company.

          "Tax" means any federal, state, local or foreign gross income, net
           ---
income, sales, use, transfer, payroll, employment, personal property, real property, occupancy, unincorporated business, ad valorem, franchise, profits, license, withholding, excise, severance, stamp, occupation, premium, property or windfall profits tax, alternative or add-on minimum tax, customs duty, tariff or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest or penalty thereon.

          "Tax Return" means all returns, reports and information statements
           ----------
with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental entity or Taxing authority, whether domestic or foreign, including, without limitation, consolidated, combined or unitary tax returns.

          "Threshold Amount" has the meaning set forth in Section 8.1.
           ----------------

          "Unger" has the meaning set forth in Preamble.
           -----

          "Unger Employment Agreement" means the Executive Employment Agreement
           --------------------------
dated as of the date hereof between ACN Operating, LLC and Unger, as in effect from time to time.

          "Unger Repurchase Agreement" means the Management Securities
           --------------------------
Repurchase Agreement dated as of the date hereof among the Company, Unger and ABRY, as in effect from time to time.

          9.5  Notices.
               -------

               (a) All notices, requests, demands and other communications under this Agreement or in connection herewith will be given to or made upon (i) the Company, at 3 Nashua Court, Suite B, Baltimore, Maryland 21221, Attention:
Joseph Koff, President, with a copy to ABRY Partners, Inc., 18 Newbury Street, Boston, MA 02116, Attention: Royce Yudkoff and (ii) to any Investor, at such Investor's address set forth on the attached Schedule I (or in any case to such other address as the addressee may from time to time designate in writing to the sender).

               (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement will be in writing, and will be deemed effectively given upon personal delivery or delivery by courier to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid and addressed as provided in Section 9.5(a).

          9.6  Expenses.  The Company will pay the fees, expenses and
               --------
disbursements of (x) ABRY (including, but not limited to, the fees, expenses and disbursements of Kirkland & Ellis, counsel to ABRY), and (y) the Executive Investors (including, but not limited to, the fees, expenses and disbursements of Baer Marks & Upham LLP, counsel to the Company and the Executive Investors), incurred in connection with the negotiation, preparation and entry into this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. The Company shall also reimburse the Executive Investors for any reasonable expenses incurred on behalf of the Company prior to the date hereof.

          9.7  Attorneys' Fees.  If any action at law or in equity (including
               ---------------
arbitration) is necessary to enforce or interpret the terms of this Agreement or the Ancillary Agreements, the prevailing party will be entitled to reasonable attorneys' fees and expenses in addition to any other relief to which such party may be entitled.

          9.8   Amendments and Waivers.  Except as otherwise expressly set forth
                ----------------------
in this Agreement, any provision of this Agreement may be amended, and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Investors which have purchased a majority of the Purchased Units theretofore issued hereunder; provided that no such
                                                  --------
amendment or waiver shall materially and adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other parties hereto without the prior written approval of such party. Any amendment or waiver effected in accordance with this Section 9.8 will be binding upon the Investors, each holder of any Purchased Units issued pursuant to this Agreement, and each future holder of such securities and the Company. No waivers of or exceptions to any provision of this Agreement, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such provision.

          9.9   Severability.  Whenever possible, each provision of this
                ------------
Agreement will be interpreted in such manner as to be effective and valid under any applicable Legal Requirement, but if any provision of this Agreement is held to be prohibited by or invalid under any applicable Legal Requirement, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          9.10  Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY
                --------------------
WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          9.11  No Strict Construction.  The parties hereto have participated
                ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          9.12  Headings and Sections.  The headings in this Agreement are
                ---------------------
inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules will be deemed to mean and refer to Sections, exhibits or schedules of or to this Agreement.

          9.13  Number and Gender.  Where the context so indicates, the
                -----------------
masculine will include the feminine, the neuter will include the masculine and feminine, the singular will include the plural and any reference to a "person" will mean a natural person or a corporation, limited liability company, association, partnership, joint venture, estate, trust or any other entity.

          9.14  Binding Effect.  Except as herein otherwise provided to the
                --------------
contrary, this Agreement will be binding upon and inure to the benefit of the parties, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

          9.15  Counterparts.  This Agreement may be executed in multiple
                ------------
counterparts, each of which will be deemed to be an original and will be binding upon the parties who executed the same, but all of such counterparts will constitute the same Agreement.

          9.16  Remedies.  Each of the parties to this Agreement will be
                --------
entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          9.17  Business Days.  If any time period for giving notice or taking
                -------------
action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period will be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          9.18  Entire Agreement.  Except as otherwise expressly set forth
                ----------------
herein, this agreement and the other agreements referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Investor Securities Purchase Agreement as of the date first above written.


                                       ACN HOLDINGS, LLC



                                       By:  /s/ PENI GARBER
                                            ----------------------------------
                                            Name:  Peni Garber
                                            Title: Vice President


                                       ABRY BROADCAST PARTNERS III, L.P.

                                       By:  ABRY Equity Investors, L.P.
                                       Its: General Partner

                                            By:  ABRY Holdings III, Inc.
                                            Its:  General Partner


                                            By:  /s/ ROYCE YUDKOFF
                                                 -----------------------------
                                                 Name:  Royce Yudkoff
                                                 Title: President


                                       /s/ JOSEPH KOFF
                                       ---------------------------------------
                                       JOSEPH KOFF


                                       /s/ DAVID UNGER
                                       ---------------------------------------
                                       DAVID UNGER

                                  Schedule I
                                  ----------

                                              Quantity of     Class of
                 Investor Name and               Units          Units
                  Notice Address              Purchased/1/    Purchased
          ------------------------------      ------------    ---------

          Koff                                      500            A
          5 Old Crown Court
          Baltimore, MD 21208

               with a copy (which will not constitute notice) to:
               -------------------------------------------------

               Blum, Yumkas, Mailman, Gutman
                 & Denick, P.A.
               2 Hopkins Plaza, Suite 1200
               Baltimore, MD 21201
               Attention:  Charles Yumkas, Esq.

          Unger                                   1,000            A
          The Excelsior
          303 East 57th Street, Apt. 30G
          New York, NY 10022

               with a copy (which will not constitute notice) to:
               -------------------------------------------------

               Baer Marks & Upham LLP
               805 Third Avenue
               New York, NY 10022
               Attention: Anne Pitter, Esq.

          ABRY                                   24,500            A
          18 Newbury Street
          Boston, MA  02116
          Attention:  Royce Yudkoff

               with a copy (which will not constitute notice) to:
               -------------------------------------------------

               Kirkland & Ellis
               153 East 53rd Street
               New York, NY  10022
               Attention:  John Kuehn, Esq.



--------------------
/1/     Purchase Price:  $1,000/Unit.

                                 Schedule 2.2
                                      to
                    Investor Securities Purchase Agreement
                           dated October 6, 1998 re:
                               ACN Holdings, LLC

Subsidiaries and Outstanding Equity Securities
----------------------------------------------

     .    ACN Holdings, Inc.    100% owned by the Company

     .    ACN Operating, Inc.   100% owned by ACN Holdings, Inc.

Company Outstanding Equity Securities
-------------------------------------

     None -- other than those being issued pursuant to this Agreement and those to be issues pursuant to the Management Securities Repurchase Agreement.